EXHIBIT 10.13

                                 PROMISSORY NOTE


$2,600,647.03                                                July 3, 2002


     FOR VALUE RECEIVED, Brad Mattson (the "Borrower") promises to pay to Mattson Technology, Inc. (the "Company"), or order, in lawful money of the United States of America in immediately available funds, the principal sum of Two Million Six Hundred Thousand, Six Hundred Forty-Seven Dollars and Three Cents ($2,600,647.03) (the "Loan"), or if less, the aggregate unpaid principal amount outstanding on this Note as of the Maturity Date, together with interest accruing on the outstanding principal balance from the date hereof, as provided below.

1. Loan Agreement. This Note is issued in connection with that certain Term Loan and Security Agreement of even date herewith between the Borrower and the Company (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings as set forth in the Loan Agreement.

2. Rate of Interest. Principal amounts outstanding on this Note will bear interest at a rate per annum determined in accordance with the Loan Agreement. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.

3. Payment Terms. Subject to the terms and conditions of this Note and the Loan Agreement:

     3.1. Payment on Maturity. Accrual and Payment of Interest and Maturity. The Loan, and all principal and interest outstanding hereunder, shall mature and become due and payable in full on the Maturity Date; provided, however, that should the Borrower sell any shares of common stock of the Company at any time while any portion of the Loan or other amounts are outstanding under this Agreement, the full amount of the proceeds from such sale of common shall be applied against and used to repay the Loan. In addition, should Borrower maintain or establish a margin account after the date hereof with any broker or investment banker at any time while any portion of the Loan is outstanding hereunder, the full proceeds from any initial borrowing under such margin account shall be used to repay the Loan or portion thereof. Borrower agrees that, while any amounts are outstanding hereunder, Borrower shall not borrow against any margin agreement, without applying the proceeds of such borrowing to repayment of proceeds hereunder.

     3.2. Payments on Non-Business Day. In the event that any payment of any principal, interest, or any other amounts payable by Borrower under or pursuant to this Agreement shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the applicable rate(s) for and during any such extension.



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     3.3. Payment Procedures. All sums payable by Borrower to the Company under or pursuant to this Agreement, whether principal, interest, or otherwise, shall be paid, when due, directly to the Company at its headquarters offices in Fremont, California, or at such other office of the Company as the Company may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim.

     3.4. Default Rate. Notwithstanding anything to the contrary set forth herein, in the event that and so long as any Event of Default shall have occurred and be continuing or exist, all indebtedness outstanding under the Revolving Credit shall bear interest at a rate equal to the then applicable interest rate plus two percent (2%), which interest, in any case, shall be payable upon demand.

4. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

5.   Miscellaneous.

     5.1. No delay or omission of the Company to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Company's action or inaction impair any such right or power.

     5.2. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Company in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Company's counsel.

     5.3. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

     5.4. The Borrower hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

     5.5. The Borrower waives demand, presentment, notice of protest, notice of demand, dishonor, diligence in collection and notices of intention to accelerate maturity. The Company may automatically effectuate any such acceleration by making an entry to such effect in its records, in which event the unpaid balance on this Note shall become immediately due and payable without demand or notice.

     5.6. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Company and its successors and assigns.

     5.7. This Note will be interpreted and the rights and liabilities of the Company and the Borrower determined in accordance with the laws of the State of California without regard to its conflict of laws principles.


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     THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL OF THE
PROVISIONS OF THIS NOTE, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

     WITNESS the due execution of this Note as of the date first written above, with the intent to be legally bound hereby.





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                                       Brad Mattson












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